PURCHASE AGREEMENT

                                  BY AND AMONG

                                  SOFTALK INC.

                                  AS "SELLER,"

                            INTERPRETEL (CANADA) INC.

                                   AS "BUYER",

                                       AND

                          WAVETECH INTERNATIONAL, INC.

                                OCTOBER 25, 1999
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                               PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

1.1      Defined Terms.........................................................1
1.2      Other Defined Terms...................................................3

                                   ARTICLE II
                   PURCHASE AND SALE OF PRODUCTS AND ACCOUNTS

2.1      Transfer of Products and Accounts.....................................3
2.2      Assumption of Liabilities.............................................3
2.3      Excluded Liabilities..................................................3
2.4      Purchase Price........................................................5
2.5      Closing Costs; Transfer Taxes and Fees................................5

                                   ARTICLE III
                                     CLOSING

3.1      Closing...............................................................6
3.2      Conveyances at Closing................................................6
3.3      Elections.............................................................6

                                   ARTICLE IV
                     REPRESENTATION AND WARRANTIES OF SELLER

4.1      Organization of Seller................................................7
4.2      Authorization.........................................................7
4.3      No Changes to the Products or Accounts................................7
4.4      Products or Accounts..................................................8
4.5      Contracts and Commitments.............................................8
4.6      Absence of Breaches or Defaults.......................................8
4.7      Permits and Consents..................................................8
4.8      No Conflict or Violation..............................................9
4.9      Litigation............................................................9
4.10     Compliance with Law...................................................9
4.11     Tax Matters..........................................................10
4.12     Liabilities..........................................................10

                                    ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF BUYER AND WAVETECH

5.1      Organization of Buyer................................................10
5.2      Authorization........................................................10
5.3      Capitalization.......................................................10
5.4      Consents and Approvals...............................................11
5.5      Permits and Consents.................................................11

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5.6      No Conflict or Violation.............................................11
5.7      Litigation...........................................................12
5.8      Compliance with Law..................................................12
5.9      GST..................................................................12

                                   ARTICLE VI
                     COVENANTS OF SELLER, BUYER AND WAVETECH

6.1      Further Assurances...................................................13
6.2      Notification of Certain Matters......................................13
6.3      Conduct of Business..................................................13
6.4      Joint Election.......................................................14
6.5      Right of First Refusal...............................................14
6.6      Registration Rights..................................................15

                                   ARTICLE VII
                       CONDITIONS TO SELLER'S OBLIGATIONS

7.1      Consents.............................................................16
7.2      Opinion of Counsel...................................................16
7.3      Certificates.........................................................18
7.4      Corporate Documents..................................................18
7.5      Buyer Preferred Stock................................................18

                                  ARTICLE VIII
                        CONDITIONS TO BUYER'S OBLIGATIONS

8.1      Representations, Warranties and Covenants............................19
8.2      Consents.............................................................19
8.3      No Proceedings or Litigations........................................19
8.4      Opinion of Counsel...................................................19
8.5      Certificates.........................................................21
8.6      Conveyancing Documents; Release of Encumbrances......................21
8.7      Material Changes.....................................................21
8.8      Corporate Documents..................................................21
8.9      Due Diligence Review.................................................21

                                   ARTICLE IX
                      RISK OF LOSS; CONSENTS TO ASSIGNMENT

9.1      Risk of Loss.........................................................22
9.2      Consents to Assignment...............................................22

                                    ARTICLE X
             ACTIONS BY SELLER, BUYER AND WAVETECH AFTER THE CLOSING

10.1     Books and Records; Payment of Liabilities............................23
10.2     Survival of Representations, Etc.....................................23
10.3     Indemnifications.....................................................23
10.4     Further Action.......................................................26

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                                   ARTICLE XI
                                  MISCELLANEOUS

11.1     Termination..........................................................26
11.2     Assignment...........................................................28
11.3     Notices..............................................................28
11.4     Choice of Law........................................................29
11.5     Entire Agreement; Amendments and Waivers.............................29
11.6     Multiple Counterparts................................................29
11.7     Expenses.............................................................29
11.8     Invalidity...........................................................29
11.9     Titles...............................................................30
11.10    Publicity; Confidentiality...........................................30
11.11    Cumulative Remedies..................................................30
11.12    Arbitration..........................................................30

                                   ARTICLE XII
                                   BULK SALES

12.1     Bulk Sales...........................................................31

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                                    EXHIBITS

"A"      Equipment

"B"      Bill of Sale

"C"      Assignment of Contract Rights

"D"      Assumption of Certain Liabilities

                                    SCHEDULES

Schedule 4.5.1         Assumed Contracts and Contracts
Schedule 5.3.1    -    Wavetech Capital
Schedule 5.3.2    -    Buyer Capital

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                               PURCHASE AGREEMENT

     This Purchase Agreement, dated as of October 25, 1999, is by and among Wavetech International, Inc., a Nevada corporation ("Wavetech"), Interpretel (Canada) Inc. ("Buyer"), an Ontario, Canada corporation and a wholly owned subsidiary of Wavetech, and Softalk Inc., an Ontario, Canada corporation ("Seller").

                                    RECITALS

     A. Seller owns certain Products and Accounts (as defined below) which it sells or uses in its conduct of the Business (as defined below).

     B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, such Products and Accounts upon the terms and subject to the conditions of this Agreement.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

            "BOOKS AND RECORDS" shall mean all records and lists of Seller pertaining to the Products or Accounts.

            "BUSINESS" shall mean Seller's intellectual property for use in the transmission of voice, data and fax services.

            "BUYER PREFERRED STOCK" shall mean the Class A Preferred Stock, no par value, of Buyer which shares are exchangeable for shares of Wavetech Common Stock.

            "CLOSING DATE" shall mean on or before October 29, 1999, or such other date as Buyer and Seller shall mutually agree upon; provided that either party may elect to defer the Closing Date to a date which is reasonably satisfactory to both parties if necessary to complete the Closing.

            "CONTRACT" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Seller is a party or is bound and which relates to Products and Accounts, whether oral or written.

                                        1
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            "ENCUMBRANCE"  shall mean any claim, lien, pledge,  option,  charge, easement, security interest, deed of trust, mortgage,  right-of-way,
            encroachment,   building  or  use  restriction,   conditional  sales
            agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other little retention agreement or lease in the nature thereof.

            "EQUIPMENT" shall mean all of the computer equipment and related spare parts, tools, supplies, equipment and other tangible personal property owned by Seller related to the Products and Accounts.

            "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean with respect to the Business or the Products and Accounts any significant and substantial adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, liabilities or operations of the Business and/or the Products and Accounts or on the ability of Seller to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change".

            "PERMITS" shall mean all licenses, permits,  franchises,  approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, provincial or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of, the business of such Person.

            "PRODUCTS AND ACCOUNTS" shall mean all of the right, title and interest of Seller in and to the following items:

            1.1.1   all rights of Seller under the Assumed Contracts;

            1.1.2 all Equipment related to the Products and Accounts listed on Exhibit "A";

            1.1.3 all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Products and Accounts furnished to Seller, to the extent such warranties, representations and guarantees (ii) are not required by Seller to fulfill its obligations under this Agreement and (ii) are assignable;

            1.1.4 all claims, causes of action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with Products and Accounts delivered by Seller on or prior to the Closing Date;

            "REPRESENTATIVE"  shall  mean  any  officer,  director,   principal,
            attorney, agent, employee or other representative.

                                        2
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            "Tax" shall mean any federal,  provincial,  local,  foreign or other tax, levy, impost, fee, assessment or other government or province charge, including without limitation income, estimated income,
            business,   occupation,   franchise,   property,  payroll,  personal
            property,   sales,  transfer,  use,  employment,   commercial  rent,
            occupancy,   franchise  or  withholding   taxes,  and  any  premium,
            including without limitation interest, penalties and additions in connection therewith.

            "Wavetech Common Stock" shall mean the Common Stock, $0.01 par value, of Wavetech.

     1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

            TERM                                          SECTION
            ----                                          -------
            Action                                        4.9
            Assumed Contracts                             2.2
            Assumed Liabilities                           2.2
            Assumption Document                           3.2.1.4
            Balance Sheet                                 4.12
            Buyer Securities                              5.3.2
            Claim                                         10.3.4
            Claim Notice                                  10.3.4
            Closing                                       3.1
            Damages                                       10.3.1
            Excluded Liabilities                          2.3
            Purchase Price                                2.4
            Wavetech Securities                           5.3.1
            Share Exchange Agreement                      7.5

                                   ARTICLE II

                   PURCHASE AND SALE OF PRODUCTS AND ACCOUNTS

     2.1 TRANSFER OF PRODUCTS AND ACCOUNTS. Upon the terms and subject to the conditions contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, the Products and existing Accounts.

     2.2 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume all obligations and liabilities (the "Assumed Liabilities") accruing, arising out of, or relating to events or occurrences happening after the Closing Date under the vendor contracts listed in Schedule 4.5.1(the "Assumed Contracts").

     2.3 EXCLUDED LIABILITIES. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in
            Section 2.2,  Buyer shall not assume,  or  otherwise be  responsible

                                        3
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            for, any of Seller's  liabilities or obligations,  whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, or related or unrelated to the Business or the Products and Accounts, whether arising out of occurrences prior to, at or after the date hereof (collectively, "Excluded Liabilities"), which Excluded Liabilities include, without limitation, the liabilities and obligations specified in Sections 2.3.1-2.3.6 below, inclusive.

            2.3.1 Any liability or obligation to or in respect of any employees or former employees of Seller, including without limitation, (i) any liability for accrued vacation or sick pay due employees of Seller; (ii) any employment agreement, whether or not written, between Seller and any person; (iii) any liability under any employee plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller or under which Seller may incur liability, or any contributions, benefits or liabilities therefor, or any liability with respect to Seller's withdrawal or partial withdrawal from or termination of any employee plan; and (iv) any claim of an unfair labor practice, or any claim under any provincial unemployment compensation or worker's compensation law or regulation or under any federal or provincial employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

            2.3.2 Any liability or obligation of Seller in respect of any Tax, excluding any provincial sales tax ("PST") arising under the RETAIL SALES ACT (Ontario), as amended (the "Retail Sales Act") as result of the transactions contemplated by this Agreement, or goods and services tax ("GST") arising under the EXCISE TAX ACT (Canada), as amended (the "Excise Tax Act"), as a result of the transactions contemplated by this Agreement, which, subject to Section 3.2.5, shall be payable by Buyer;

            2.3.3 Any liability or obligation of Seller arising out of or related to any Action against Seller or any Action which adversely affects the Products and Accounts and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date;

            2.3.4 Any liability or obligation of Seller resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement (including, without limitation, any liability or obligation of Seller pursuant to Article X hereof);

            2.3.5   Any accounts payable of Seller; and

            2.3.6 Any obligation or liability for breach of any Contract occurring on or prior to the Closing Date.

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     2.4    PURCHASE  PRICE.  At the Closing,  upon the terms and subject to the conditions set forth herein, Buyer shall pay to Seller the aggregate sum of U.S. $10 million in consideration for Seller conveying and assigning the Products and Accounts to Buyer (the "Purchase Price"). The Purchase Price shall be payable on the Closing Date in the following manner.

            2.4.1 BUYER PREFERRED STOCK. By delivery to Seller upon Closing of an aggregate of 4,329,004 duly authorized, validly issued, fully paid and nonassessable shares of Buyer Preferred Stock, which shall be exchangeable on a one for one basis into shares of Wavetech Common Stock. Each share of Buyer Preferred Stock shall be exchangeable for one duly authorized, validly issued, fully paid and nonassessable share of Wavetech Common Stock as of the Closing. In the event Seller elects to exchange such shares of Buyer Preferred Stock for shares of Wavetech Common Stock as of the Closing, such shares of Wavetech Common Stock would represent approximately 58% of the issued and outstanding capital stock of Wavetech as of the Closing.

            2.4.2 RESTRICTIVE LEGEND. Such shares of Buyer Preferred Stock (and Wavetech Common Stock if Seller elects to exchange Buyer Preferred Stock for Wavetech Common Stock prior to the effective date of its registration under Section 6.6) shall bear the following restrictive legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

     2.5 CLOSING COSTS; Transfer Taxes and Fees. Seller shall be responsible for any taxes imposed by reason of the transfer of Products or Accounts provided hereunder and any deficiency, interest or penalty asserted with respect thereto, excluding any PST or GST arising as a result of the transactions contemplated by this Agreement which shall be payable by Buyer. Seller shall pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2.1 and shall pay the fees and costs of recording or filing in the Province of Ontario PPSA Financing Change Statements and other releases of Encumbrances.

                                        5
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                                   ARTICLE III

                                     CLOSING

     3.1 CLOSING. The Closing of the transactions contemplated herein (the "Closing") shall be held on the Closing Date at a time and place as the parties shall mutually agree.

     3.2    CONVEYANCES AT CLOSING BY SELLER.

            3.2.1 INSTRUMENTS AND POSSESSION. To effect the sale and transfer referred to in Section 2.1 hereof, Seller will, at the Closing, execute and deliver to Buyer:

                    3.2.1.1 one or more bills of sale, each in the form of Exhibit "B" attached hereto, conveying in the aggregate all of Seller's owned personal property included in the Products and Accounts, free and clear of all Encumbrances, except as otherwise provided in Section 2.5.5; 3.2.1.2 subject to
                              Section 9.2, Assignments of Contract Rights, each in the form of Exhibit "C" attached hereto, with respect to the Assumed Contracts;

                    3.2.1.3 such other instruments as shall be requested by Buyer to vest in Buyer title in and to the Products and Accounts in accordance with the provisions hereof;

                    3.2.1.4   the  Assumption  Agreement  in the form of Exhibit
                              "D."

            3.2.2 FORM OF INSTRUMENTS. To the extent that a form of any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Buyer.

            3.2.3   CERTIFICATES;  OPINIONS.  Seller shall  deliver to Buyer the
                    certificates,   opinion  of  counsel  and  other   documents
                    described in Article VIII.

            3.2.4 Consents. Subject to Section 9.2, Seller shall deliver all third party consents, if any, required for the valid transfer of the Products and Accounts as contemplated by this Agreement.

     3.3    CONVEYANCES AT CLOSING BY BUYER.

            3.3.1 INSTRUMENTS AND POSSESSION. To effect the sale and transfer referred to in Section 2.1 hereof, Buyer will, at the Closing, execute and deliver to Buyer:

                                        6
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                    3.3.1.1   Certificates  representing the 4,329,004 shares of
                              Buyer Preferred Stock to be delivered  pursuant to
                              Section 2.4.1.

                    3.3.1.2   The Share Exchange Agreement.

            3.3.2 FORM OF INSTRUMENTS. To the extent that a form of any document to be delivered hereunder is not attached as an exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in manner reasonably satisfactory to the Seller.

            3.3.3   CERTIFICATES:  OPINIONS.  Buyer shall  deliver to Seller the
                    certificates,   opinion  of  counsel  and  other   documents
                    described in Article VII.

     3.4 ELECTIONS. Buyer and Seller shall complete and file in the form prescribed such elections under Section 167 of the Excise Tax Act to obtain a GST exemption with respect the sale of the Products and Accounts contemplated by this Agreement. The Buyer shall file such form with the return for the Buyer's reporting period in which the sale is made.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     4.1 ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada.

     4.2 AUTHORIZATION. Seller has all requisite corporate power and authority, and has taken all corporate action necessary, to own the Products and Accounts, to conduct the Business as it is presently being conducted, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights or by principles of equity.

     4.3    NO CHANGES TO THE PRODUCTS OR ACCOUNTS. Since April 30, 1998:

            4.3.1 there has been no actual or, to the best of Seller's knowledge, threatened adverse change in the Products or Accounts or any event, condition or state of facts, in either case that is, or would result in a Material Adverse
                    Change in the Products or Accounts, including without limitation, the loss of any material customers; and

            4.3.2 there has not been any sale or other disposition, except in the ordinary course of Seller's business, of any of the Products or Accounts, or any Encumbrance placed on the Products or Accounts.

     4.4 PRODUCTS OR ACCOUNTS. Seller has and will transfer good and marketable fee simple title to the Products or Accounts and upon the consummation of the transactions contemplated hereby, Buyer will acquire good title to all of the Products or Accounts, free and clear of any Encumbrances. The Products and Accounts represent all, or substantially all, of Seller's assets and, therefore, such sale shall be exempt from GST.

     4.5    CONTRACTS AND COMMITMENTS.

            4.5.1 CONTRACTS. Schedule 4.5.1 sets forth a complete and accurate list of all Assumed Contracts and all Contracts of the following categories that relate to the Products or
                    Accounts:

                    4.5.1.1 Contracts not made in the ordinary course of Seller's conduct of the Business;

                    4.5.1.2   Distribution,   franchise,   license,   sales   or
                              commission contracts related to the Products or Accounts;

                    4.5.1.3 Contracts involving expenditures or liabilities, actual or potential, in excess of $1,000 or otherwise material to the Products or Accounts, and not cancelable (without liability) within 30 calendar days;

                    4.5.1.4 Promissory notes, loans, agreements, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Seller shall be the borrower, lender or guarantor thereunder or whereby any Products or Accounts are pledged;

     4.6 ABSENCE OF BREACHES OR DEFAULTS. All of the Contracts are valid and in full force and effect. Seller has duly performed all of its obligations under the Contracts in all material respects to the extent those obligations to perform have accrued, and no violation of, or default or breach under any Contracts by Seller, to the best of Seller's knowledge, or any other party has occurred and neither Seller nor, or to the best of Seller's knowledge, any other party has repudiated any provisions thereof.

     4.7 PERMITS AND CONSENTS. Seller has all Permits required to conduct the Business, except where the failure to obtain such Permits would not have a Material Adverse Effect on the Products or Accounts or the Business. All Permits of Seller related to the Business are valid and in full force and effect. All such Permits are assignable and no notice to, declaration, filing or registration with, or authorization, or consent or approval of, or Permit from, any governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby. All of the Assumed Contracts will be enforceable by Buyer after the Closing to the same extent as if the transactions contemplated by this Agreement had not been consummated, except as the enforceability of such Contracts may be limited by applicable bankruptcy or reorganization laws.

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
     4.8 NO CONFLICT OR VIOLATION. After giving effect to consents and lien releases that have been obtained from third parties or will be so obtained prior to the Closing Date, if any, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (a) violate or conflict with any provision of the organizational documents of Seller, (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Products or Accounts under, any of the terms, conditions or provisions of any Contract, Permit, agreement, or other instrument or obligation (i) to which Seller is a party or (ii) by which the Products or Accounts are bound, (c) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award or (d) impose any Encumbrance, restriction or charge on the Products or Accounts or the Business.

     4.9 LITIGATION. There is no action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending, or to the best of Seller's knowledge, threatened or anticipated (a) against, related to or affecting Seller, the Business or the Products or Accounts or (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement. Seller is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Seller, the Business or its Products or Accounts.

     4.10 COMPLIANCE WITH LAW. The conduct of the Business has not violated and is in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, provincial or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, including, without limitation, environmental laws, relating to the Products or Accounts, or Business or operations of Seller, except where the violation or failure to comply, individually or in the aggregate, would not have a Material Adverse Effect on the Products or Accounts or the Business. Seller and the conduct of the Business is in conformity with all energy, public utility, zoning, building and health codes, regulations and ordinances, and environmental laws and all other foreign, federal, provincial, and local governmental and regulatory requirements, except where any nonconformity would not have a Material Adverse Effect on the Products or Accounts or the Business. Seller has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and Seller has no reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing, which non-compliance or violation could, in any one case or in the aggregate, have a Material Adverse Effect on the Products or Accounts or the Business.

     4.11 TAX MATTERS. There are no liens for Taxes (other than as could be asserted for current Taxes not yet due and payable) on the Products or Accounts.

     4.12 LIABILITIES. Seller has no liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected on its balance sheet dated as of April 30, 1999 (the "Balance Sheet"), or which are not required under generally accepted accounting principles to be reflected on the Balance Sheet, (ii) liabilities incurred in the ordinary course of the Business and consistent with past practice since the date of the Balance Sheet, and (iii) liabilities arising under Contracts identified in Schedule
            4.5 to which Seller is a party.

                                    ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF BUYER AND WAVETECH

            Buyer and Wavetech hereby represent and warrant to Seller as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     5.1 ORGANIZATION OF BUYER. Each of Buyer and Wavetech is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer is a wholly owned subsidiary of Wavetech.

     5.2 AUTHORIZATION. Each of Buyer and Wavetech has all requisite power and authority, and has taken all action necessary under its organizational documents, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and Wavetech and is a legal, valid and binding obligation of such corporations, enforceable against each corporation in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditor's rights or by principles of equity.

     5.3    CAPITALIZATION.

            5.3.1 WAVETECH. The authorized capital stock of Wavetech consists of 50,000,000 shares of Common Stock, par value $.001 per share, 3,059,662 of which are issued and outstanding as of the Closing. All outstanding shares of capital stock of Wavetech have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth on
                    Schedule 5.3.1, there are outstanding (i) no shares of capital stock or other voting securities of Wavetech or capital appreciation rights, stock options, warrants, stock appreciation rights or other phantom equity interests based on the value of Wavetech's capital stock or other voting securities, (ii) no securities of Wavetech convertible into

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
                    or exchangeable for shares of capital stock or voting securities of Wavetech, and (iii) no options or other rights to acquire from Wavetech, and no obligation of Wavetech to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Wavetech (collectively, "WAVETECH SECURITIES"). There are no outstanding obligations of Wavetech to repurchase, redeem or otherwise acquire Wavetech Securities.

            5.3.2 BUYER. The authorized capital stock of Buyer consists of an unlimited number of no par value Class A Shares, none of which are issued and outstanding, and an unlimited number of no par value Common Shares, one of which is issued and outstanding. All outstanding shares of capital stock of Buyer have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth on
                    Schedule 5.3.2, there are outstanding (i) no shares of capital stock or other voting securities of Buyer or capital appreciation rights, stock options, warrants, stock appreciation rights or other phantom equity interests based on the value of Buyer's capital stock or other voting securities, (ii) no securities of Buyer convertible into or exchangeable for shares of capital stock or voting securities of Buyer, and (iii) no options or other rights to acquire from Buyer, and no obligation of Buyer to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Buyer (collectively, "Buyer Securities"). There are no outstanding obligations of Buyer to repurchase, redeem or otherwise acquire Buyer Securities. Buyer is a wholly owned subsidiary of Wavetech.

     5.4 CONSENTS AND APPROVALS. No notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer or Wavetech in connection with the execution, delivery and performance of this Agreement, including the issuance of the shares of Buyer Preferred Stock and Wavetech Common Stock exchangeable therefor, and the consummation of the transactions contemplated hereby, except (a) as has been obtained on or prior to the date hereof.

     5.5 PERMITS AND CONSENTS. Each of Buyer and Wavetech has all Permits required to conduct their respective businesses, except where the failure to obtain such Permits would not have a Material Adverse Effect on such businesses. All Permits of Buyer and Wavetech related to their respective businesses are valid and in full force and effect. All such Permits are assignable and no notice to, declaration, filing or registration with, or authorization, or consent or approval of, or Permit from, any governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by either Buyer or Wavetech in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

     5.6 NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement by Buyer and Wavetech nor the consummation of the transactions contemplated hereby, nor compliance by Buyer and

            Wavetech with any of the provisions hereof, will (a) violate or conflict with any provision of the organizational documents of such corporations, (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the assets of any of the terms, conditions or provisions of any contract, Permit, agreement, or other instrument or obligation (i) to which either Buyer or Wavetech is a party or (c) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award or (d) impose any Encumbrance, restriction or charge on the respective businesses of Wavetech and Buyer.

     5.7 LITIGATION. There are no Actions pending, or to the best of Buyer's and Wavetech's knowledge, threatened or anticipated (a) against, related to or affecting Buyer or Wavetech or their respective businesses or (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement. Neither is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Buyer, Wavetech or their respective properties and assets.

     5.8 COMPLIANCE WITH LAW. The conduct of the business of each of Buyer and Wavetech has not violated and is in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, provincial or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, including, without limitation, environmental laws, relating to the business or operations of such corporation, except where the violation or failure to comply, individually or in the aggregate, would not have a Material Adverse Effect on the business of either Buyer or Wavetech. The conduct of the business of Buyer and Wavetech is in conformity with all energy, public utility, zoning, building and health codes, regulations and ordinances, and environmental laws and all other foreign, federal, provincial, and local governmental and regulatory requirements, except where any nonconformity would not have a Material Adverse Effect on their respective businesses. Neither Buyer or Wavetech has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and such corporations have no reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing, which non-compliance or violation could, in any one case or in the aggregate, have a Material Adverse Effect on their respective businesses.

     5.9 GST. Buyer represents and warrants that it is a GST registrant for the purpose of the Excise Tax Act. Buyer agrees to provide evidence of the same on or before the Closing Date.

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
                                   ARTICLE VI

                    COVENANTS OF SELLER , BUYER AND WAVETECH

            Buyer, Seller and Wavetech each covenant with the others as follows:

     6.1 FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing, including using their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts to be assumed by Buyer; provided, however, that Buyer shall not be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals, (B) to obtain all necessary Permits as are required to be obtained under any federal, provincial, local or foreign law or regulations, (C) to effect all necessary registrations and filings, including without limitation submissions of information requested by governmental authorities, and (D) to fulfill all conditions to this Agreement.

     6.2 NOTIFICATION OF CERTAIN MATTERS. From the date hereof until the Closing, each party hereto shall give prompt notice to the other parties of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any failure of Seller, Wavetech or Buyer, or any of their respective shareholders or Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

     6.3 CONDUCT OF BUSINESS. From the date hereof until the Closing, each party hereto shall, except as contemplated by this Agreement or as consented to by either Buyer, Wavetech or Seller, as the case may be, in writing, operate their respective businesses in the ordinary course of the business and substantially in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing.

            6.3.1 Without limiting the generality of the foregoing, Seller shall not, except as specifically contemplated by this
                    Agreement:

                    6.3.1.1 enter into, extend, materially modify, terminate or renew any Contract, except in the ordinary course of the business; or

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
                    6.3.1.2 sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Products or Accounts, or any interests therein, except in the ordinary course of the business.

            6.3.2   Without  limiting the generality of the  foregoing,  neither
                    Buyer   nor   Wavetech   shall,   except   as   specifically
                    contemplated by this Agreement:

                    6.3.2.1   issue any additional shares of capital stock;

                    6.3.2.2 sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the assets of such company, or any interest therein, except in the ordinary cause of business; or

                    6.3.2.3 amend any of its organizational documents, except in the case of Buyer's organizational documents which shall be amended to provide for the issuance of the Buyer Preferred Stock.

     6.4    JOINT ELECTION. The Buyer and Seller agree that:

            6.4.1 in respect of the transfer of the Products and Accounts contemplated by this agreement, they shall jointly elect, in prescribed form and within the prescribed time therefor, under subsection 85(1) of the Income Tax Act (Canada) (the "Act");

            6.4.2 subject to the immediately succeeding clause, the amount agreed on in such election (the "Elected Amount") shall be determined by the Seller in its sole and absolute discretion;

            6.4.3 the Elected Amount shall not be less than the minimum amount, nor greater than the maximum amount, permitted for such purpose under the rules in section 85 of the Act;

            6.4.4 subject to subsection 85(7.1) of the Act, the Seller and Purchaser shall, if requested by the Seller, execute and file an amended election, in the prescribed form and within the prescribed time therefor, under subsection 85(1) of the Act, and the Seller shall pay any penalty or fee associated with the filing of such amended election.

     6.5 RIGHT OF FIRST REFUSAL. Seller hereby grants Wavetech the right of first refusal with respect to any sale by Seller of any intellectual property of Seller, including, without limitation, any copyrights, trademarks, service marks, trade names, patents, patent applications, trade secret and mask work rights and source code. This right of first refusal shall also include any sale of all or substantially all of Seller's business or the merger or consolidation of Seller (whether or not Seller is the surviving entity). Further, Seller hereby agrees to immediately provide Wavetech with access to the source code of any of the intellectual property in the event of the liquidation, dissolution or winding up of Seller's business. Upon Wavetech receiving written notice from

            Seller of a proposed sale to a third party buyer, including a certified true copy of the proposed Sale Contract, Wavetech shall have thirty (30) calendar days in which to elect to submit to Seller a matching contract upon the same terms and conditions as that set out in the certified true copy of the Sale Contract provided by Seller to Wavetech. If Wavetech shall fail or refrain from submitting such a matching contract within the prescribed time period, Seller shall be free to complete the Sale Contract with the third party buyer.

     6.6 REGISTRATION UNDERTAKING. Wavetech hereby agrees to promptly file after Closing a registration statement on Form S-3 (or any appropriate successor form) for the purpose of registering the shares of Wavetech Common Stock to be issued in exchange for the Buyer Preferred Stock. Wavetech agrees to use such efforts as are reasonably necessary to obtain the effectiveness of such registration statement with the Securities and Exchange Commission.

                                   ARTICLE VII

                       CONDITIONS TO SELLER'S OBLIGATIONS

         The obligations of Seller to consummate the transactions provided for hereby are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

     7.1 CONSENTS. All Permits and waivers necessary to the consummation of the transactions contemplated hereby and for the operation of the business by Buyer and Wavetech (including, without limitation, (a) all required third party consents; (b) all required approvals of Buyer's and Wavetech's lenders, if any; and (c) the approval of Buyer's and Wavetech's Board of Directors) shall have been obtained.

     7.2 OPINION OF COUNSEL. Buyer shall have delivered to Seller an opinion of counsel to Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller, to the effect that:

            7.2.1 INCORPORATION. Each of Buyer and Wavetech has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation. The capitalization of each of Buyer and Wavetech is as set forth in Section 5.3.1 or 5.3.2 of this Agreement;

            7.2.2 CORPORATE POWER AND AUTHORITY. Each of Buyer and Wavetech have the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby;

            7.2.3 CORPORATE ACTION. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Buyer and Wavetech, and this Agreement has been duly executed and delivered by Buyer and Wavetech. Buyer shall have amended its organizational documents to provide for the issuance of the Buyer Preferred Stock. The shares of Wavetech Common Stock upon Closing shall be immediately exchangeable for the Buyer Preferred Stock, subject to the terms of this Agreement, the Share Exchange Agreement and compliance with applicable securities laws;

            7.2.4 OBLIGATION OF BUYER AND WAVETECH. This Agreement constitutes a legally valid and binding obligation of Buyer and Wavetech, enforceable against Buyer and Wavetech in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or applicable provincial law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Seller's counsel;

            7.2.5 NO BREACH. Neither the execution and delivery of this Agreement by Buyer and Wavetech, nor the consummation of the transactions contemplated hereby will (i) violate or conflict with any provision of the organizational documents of Buyer or Wavetech, (ii) breach, or cause a default under, any term or provision of any material contract listed on a schedule to such opinion to which contract Buyer or Wavetech is a party or by which their respective assets are bound, or
                    (iii) violate any judgment, decree, injunction, writ or order applicable to Buyer or Wavetech;

            7.2.6 NO PERMITS REQUIRED. No Permit of, or filing with, any governmental authority or, to the best knowledge of such counsel, any other person, is required for the execution and delivery of this Agreement by Buyer or Wavetech, or the consummation by Buyer or Wavetech of the transactions contemplated hereby, except as set forth in this Agreement or the schedules or exhibits hereto;

            7.2.7 NO ACTIONS PENDING. Except as set forth in this Agreement or the schedules hereto, to the best knowledge of such counsel, no Action is pending or threatened (i) against Buyer or Wavetech, (ii) against any of the officers or directors of Buyer or Wavetech as such, (iii) in which Buyer or Wavetech is a plaintiff, or (iv) which questions the validity or legality of the transactions contemplated hereby;

            7.2.8 NO VIOLATION OF LAW. Neither the execution and delivery of this Agreement by Buyer or Wavetech, nor the consummation of the transactions contemplated hereby will violate or result in a failure to comply with any statute, law, ordinance, regulation, rule or order of any federal, provincial or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to Buyer or Wavetech;

            7.2.9 SHARE EXCHANGE AGREEMENT. The Share Exchange Agreement to be delivered by Buyer and Wavetech has been duly authorized by all necessary corporate action of Buyer and Wavetech and the shares of Buyer Preferred Stock are immediately exchangeable for shares of Wavetech Common Stock subject to the terms of this Agreement and compliance with applicable securities laws.

            7.2.10 ELIGIBILITY TO FILE REGISTRATION STATEMENT. Wavetech Common Stock is registered under the Securities Exchange Act of 1934 and all periodic reports required thereunder have been filed; such Common Stock is currently qualified for trading on the National Association of Securities Dealers (NASD) OTC Bulletin Board; and such Common Stock is eligible for registration on Form S-3 (on a resale basis and not as a primary issuer) pursuant to the provisions of Section 6.6 of the Agreement.

          In rendering such opinions, such counsel may rely as to factual matters upon certificates and assurances of public officials and officers of Buyer and Wavetech. In addition, such opinions may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Seller.

     7.3 CERTIFICATES. Buyer and Wavetech shall furnish Seller with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

     7.4 CORPORATE DOCUMENTS. Seller shall have received from each of Buyer and Wavetech certified copies of resolutions adopted by its board of directors approving this Agreement and the transactions contemplated hereby.

     7.5    BUYER  PREFERRED  STOCK.  As of the  Closing  Date each share of the
            Buyer Preferred Stock shall be exchangeable for one share of Wavetech Common Stock. As of the Closing Date, Buyer, Wavetech and Seller shall have entered into a Share Exchange Agreement with respect to the Buyer Preferred Stock in the form of Exhibit "E". Buyer shall have paid the Purchase Price to Seller in the manner prescribed by Section 2.4.1 and the Share Exchange Agreement shall have been executed and delivered by the parties thereto confirming Seller's unqualified right to immediately exchange if, as and when determined by Seller, in its sole discretion, the Buyer Preferred Stock received by Seller in payment of the Purchase Price for an equal number of duly authorized, validly issued and fully paid and non-assessable Wavetech Common Shares.

                                  ARTICLE VIII

                        CONDITIONS TO BUYER'S OBLIGATIONS

     THE OBLIGATIONS OF BUYER TO CONSUMMATE THE TRANSACTIONS PROVIDED FOR HEREBY ARE SUBJECT TO THE SELLER'S FULFILLMENT OF THE FOLLOWING CONDITIONS, TO THE SATISFACTION OF BUYER, ON OR PRIOR TO THE CLOSING DATE, ANY OF WHICH MAY BE WAIVED BY BUYER:

     8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller shall have performed and satisfied all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     8.2 CONSENTS. All Permits and waivers necessary to the consummation of the transactions contemplated hereby and for the operation of the Business by Buyer (including, without limitation, (a) all required third party consents to the assignment of the Assumed Contracts to be assumed by Buyer; (b) all required approvals of Buyer's lenders, if any; and (c) the approval of Seller's Board of Directors) shall have been obtained.

     8.3 NO PROCEEDINGS OR LITIGATION. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer materially if the transactions contemplated hereby are consummated, including without limitation any Material Adverse Effect on the right or ability of Buyer to own, operate, possess or transfer the Products or Accounts after the Closing. There shall not be any statute, rule or regulation that makes the purchase and sale of the Products or Accounts contemplated hereby illegal or otherwise prohibited.

     8.4 OPINION OF COUNSEL. Seller shall have delivered to Buyer an opinion of counsel to Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect that:

            8.4.1 INCORPORATION. Seller has been duly incorporated and is validly existing and in good standing under the laws of the Province of Ontario, Canada;

            8.4.2 CORPORATE POWER AND AUTHORITY. The Seller has the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to own, lease and operate the Products or Accounts and its other properties and to conduct the Business as presently conducted;

            8.4.3 CORPORATE ACTION. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Seller, and this Agreement has been duly executed and delivered by Seller; the approval of this Agreement by the stockholders of Seller has been duly obtained in accordance with the provisions of Seller's organizational documents and applicable law;

            8.4.4 OBLIGATION OF SELLER. This Agreement constitutes a legally valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by
                    (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or applicable provincial law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Buyer's counsel;

            8.4.5   NO  BREACH.  Neither  the  execution  and  delivery  of this
                    Agreement by Seller, nor the consummation of the transactions contemplated hereby will (i) violate or conflict with any provision of the organizational documents of Seller, (ii) breach, or cause a default under, any term or provision of any material contract listed on a schedule to such opinion to which contract Seller is a party or by which the Products or Accounts are bound, or (iii) violate any judgment, decree, injunction, writ or order applicable to Seller;

            8.4.6 NO PERMITS REQUIRED. No Permit of, or filing with, any governmental authority or, to the best knowledge of such counsel, any other person, is required for the execution and delivery of this Agreement by Seller, or the consummation by Seller of the transactions contemplated hereby, except as set forth in this Agreement or the schedules or exhibits hereto;

            8.4.7 NO ACTIONS PENDING. Except as set forth in this Agreement or the schedules hereto, to the best knowledge of such counsel, no Action is pending or threatened (i) against Seller or the Products or Accounts or the Business, (ii) against any of the officers or directors of Seller as such, (iii) in which Seller is a plaintiff, or (iv) which questions the validity or legality of the transactions contemplated hereby;

            8.4.8 NO VIOLATION OF LAW. Neither the execution and delivery of this Agreement by Seller, nor the consummation of the transactions contemplated hereby will violate or result in a failure to comply with any statute, law, ordinance, regulation, rule or order of any federal, provincial or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to Seller or the Business; and, to the best knowledge of such counsel, Seller has all licenses, franchises and other authority required to conduct the Business as it is now being conducted;

            8.4.9 TRANSFER AND ASSIGNMENT. The documents to be delivered by Seller at the Closing to effect the transfer and assignment to Buyer of all right, title and interest in and to the Products or Accounts are effective to do so, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or provincial law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Buyer's counsel;

     In rendering such opinions, such counsel may rely as to factual matters upon certificates and assurances of public officials and officers of Seller. In addition, such opinions may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Buyer.

     8.5 CERTIFICATES. Seller shall furnish Buyer with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

     8.6 CONVEYANCING DOCUMENTS; RELEASE OF ENCUMBRANCES. Seller shall have executed and delivered each of documents described in Section 3.2 hereof so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Products or Accounts and Seller shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Products or Accounts from all Encumbrances, which documents shall be in a form reasonably satisfactory to Buyer's counsel.

     8.7 MATERIAL CHANGES. Since the date of the Balance Sheet, there shall not have been any Material Adverse Change with respect to the Business or the Products or Accounts.

     8.8    CORPORATE DOCUMENTS.  Buyer   shall  have   received   from   Seller
            resolutions adopted by its board of directors and shareholders approving this Agreement and the transactions contemplated hereby.

     8.9 DUE DILIGENCE REVIEW. Buyer and its Representatives shall have the right to conduct a due diligence review of Seller's Books and Records, Financial Statements, and other records and accounts of the Business, operations, equipment, properties and in the sole discretion of Buyer, Buyer shall be satisfied on the basis of such review that there has been no breach of the representations and warranties or the pre-closing covenants of Seller made pursuant to this Agreement. Such review shall have no effect whatsoever on the liability of Seller to Buyer under this Agreement or otherwise for breach of any representations, warranties, or covenants of Seller or hereunder.

                                   ARTICLE IX

                      RISK OF LOSS; CONSENTS TO ASSIGNMENT

     9.1 RISK OF LOSS. From the date hereof through the Closing, all risk of loss or damage to the property included in the Products or Accounts shall be borne by Seller, and thereafter shall be borne by Buyer. If any portion of the Products or Accounts is destroyed or damaged by fire or any other cause on or prior to the Closing, other than use, wear or loss in the ordinary course of the Business, Seller shall give written notice to Buyer as soon as practicable after discovery of such damage or destruction, the amount of insurance, if any, covering such Products or Accounts and the amount, if any, which Seller is otherwise entitled to receive as a consequence. Prior to the Closing, Buyer shall have the option, which shall be exercised by written notice to Seller within ten (10) calendar days after receipt of Seller's notice or if there is not ten (10) calendar days prior to the Closing, as soon as practicable prior to the Closing, of (a) accepting such Products or Accounts in their destroyed or damaged condition in which event Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss and to such indemnification for any uninsured portion of such loss pursuant to Section 10.3, and the full Purchase Price shall be paid for such Products or Accounts, (b) excluding such Products or Accounts from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Products or Accounts, as mutually agreed between the parties or (c) terminating this Agreement in accordance with Section 11.1. If Buyer accepts such Products or Accounts, then after the Closing, any insurance or other proceeds shall belong, and shall be assigned to, Buyer without any reduction in the Purchase Price; otherwise, such insurance proceeds shall belong to Seller.

     9.2 CONSENTS TO ASSIGNMENT. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, lease, license, sales order, purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such Contract, lease, license, sales order, purchase order, claim or right including without limitation enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

                                   ARTICLE IX

                      ACTIONS BY SELLER, BUYER AND WAVETECH
                                AFTER THE CLOSING

     10.1   BOOKS AND RECORDS; PAYMENT OF LIABILITIES.

            10.1.1  COOPERATION  AND  RECORDS  RETENTION.   Seller,   Buyer  and
                    Wavetech shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes,
                    (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer, Seller and Wavetech shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

     10.2 SURVIVAL OF REPRESENTATIONS, ETC. All statements contained in any certificate, schedule, exhibit, instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations, warranties, covenants and agreements of Seller, Buyer and Wavetech contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date, without regard to any investigation made by any of the parties hereto. Except as provided in this sentence, all such representations and warranties and all claims and causes of action with respect thereto (other than the provisions of Section 4.11 and this Section 10.2, and all claims and causes of action with respect thereto) shall terminate upon expiration of two years after the Closing Date. The representations and warranties in Section 4.11 shall survive until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such section. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     10.3   INDEMNIFICATIONS.

            10.3.1 BY SELLER. Regardless of Seller's knowledge of the existence of an indemnifiable event, Seller shall indemnify, defend, save and hold harmless Buyer, its Affiliates and subsidiaries, and its respective Representatives, from and against any and all claims, damages, costs, losses (including without limitation diminution in value), Taxes, liabilities, judgments, penalties, fines, obligations, lawsuits, deficiencies, demands and expenses (whether or not arising out of third-party claims), including without limitation interest, lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys' fees, experts' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty in any material respect, or the inaccuracy of any representation or warranty, made by Seller in or pursuant to this Agreement;
                    (ii) any breach of any covenant or agreement made by Seller in or pursuant to this Agreement; (iii) any Excluded Liability; or (iv) any liability imposed upon Buyer by reason of Buyer's status as transferee of the Products or Accounts.

            10.3.2 BUYER AND WAVETECH. Regardless of Buyer's or Wavetech's knowledge of the existence of an indemnifiable event, each of Buyer and Wavetech shall indemnify, defend, save and hold harmless Seller, its subsidiaries, and its respective Representatives, from and against any and all Damages, incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty in any material respect, or the inaccuracy of any representation or warranty, made by Buyer or Wavetech in or pursuant to this Agreement; or (ii) any breach of any covenant  or  agreement  made by  Buyer  or  Wavetech  in or pursuant to this Agreement; or (iii) the failure or inability of Wavetech to effectively register the Wavetech Common Shares to be issued to Buyer in exchange for the Buyer Preferred Stock pursuant to this Agreement and the Share Exchange Agreement.

            10.3.3 COOPERATION. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

            10.3.4 DEFENSE OF CLAIMS. If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 10.2, give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice (which shall be reasonably acceptable to the indemnified party) to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld; provided, however, if the remediation or resolution of any such Claim will occur on or at any Facility or is reasonably expected to have a Material
                    Adverse Effect on the indemnified party's business operations, then, notwithstanding the foregoing, the indemnified party shall be entitled to control such remediation or resolution, including without limitation to take control of the defense and investigation of such lawsuit or action, to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense, and to compromise or settle such Claim. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this

                    Section 10.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

            10.3.5 LIABILITY AND REMEDIES, ETC. Except as set forth below, no individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 10.3. Nothing herein shall relieve either party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement. The term "Damages" as used in this Section 10.3 is not limited to matters asserted by third parties against Seller or Buyer, but includes Damages incurred or sustained by Seller or Buyer in the absence of third party claims. Payments by Buyer of amounts for which Buyer is indemnified hereunder, and payments by Seller of amounts for which Seller is indemnified, shall not be a condition precedent to recovery. Seller's obligation to indemnify Buyer, and Buyer's obligation to indemnify Seller, shall not limit any other rights, including without limitation rights of contribution which either party may have under statute or common law.

     10.4 FURTHER ACTION. After the Closing, Seller shall take all actions reasonably necessary to effect the conveyance of the Products or Accounts to Buyer free and clear of all Encumbrances and otherwise required by Buyer's lenders.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1   TERMINATION.

            11.1.1  This  Agreement  may be  terminated  at any  time  prior  to
                    Closing:

                    11.1.1.1  By mutual written consent of Buyer and Seller;

                    11.1.1.2 By Buyer or Seller if the Closing shall not have occurred on or before October 29, 1999; PROVIDED, HOWEVER, that this provision shall not be available to Buyer if Seller has the right to terminate this Agreement under Section 11.1.1.4, and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under Section 11.1.1.3;

                    11.1.1.3 By Buyer if there is a material breach of any representation or warranty set forth in Article IV

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
                              hereof or any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing if Seller has not had an adequate opportunity to cure such failure; or

                    11.1.1.4 By Seller if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in
                              Article VII to be satisfied on or prior to the Closing Date; PROVIDED that Seller may not terminate this Agreement prior to the Closing Date if Buyer has not had an adequate opportunity to cure such failure.

            11.1.2 IN THE EVENT OF TERMINATION. In the event of termination of this Agreement:

                    11.1.2.1 Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

                    11.1.2.2 No party hereto shall have any liability or further obligation to any other party to this Agreement, except as stated in Sections 11.7, 11.10, 11.1.2.1 or this Section 11.1.2.2, and except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

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
     11.2 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     11.3 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

     If to Seller or the Seller Stockholders, addressed to:

            Ms. Rosnani Atani
            Chief Executive Officer
            Softalk, Inc.
            415 Yonge St.
            Toronto, Ontario M5B2E7
            Fax: (416) 597-2785

     With a copy to:

            Shibley Righton
            Barristers & Solicitors
            401 Bay Street, Suite 1900
            Toronto, Ontario M5H 2Z1
            Attn: L. S. Mason
            Fax: (416) 214-5438

     If to Buyer, addressed to:

            Interpretel (Canada) Inc.
            c/o Wavetech International, Inc.
            5210 East Williams Circle
            Suite 200
            Tucson, Arizona 85711
            Attn: Gerald I. Quinn
            Fax: (520) 750-9194

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
     With a copy to:

            Squire, Sanders & Dempsey L.L.P.
            40 North Central Avenue, Suite 2700
            Phoenix, Arizona 85004
            Attention: Gregory R. Hall, Esq.
            Fax: (602) 253-8129

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     11.4 CHOICE LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the Province of Ontario (without reference to the choice of law provisions thereof), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     11.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.6 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.7 EXPENSES. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     11.8 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     11.9 TITLES. The titles, captions or headings of the Articles, Sections and subsections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     11.10 PUBLICITY; CONFIDENTIALITY. Neither Buyer nor Seller shall issue any press release or make any public statement regarding, or disclose to any third party (except as required by law or legal process, and except to each party's lenders if such lenders so require) any of the terms of, the transactions contemplated hereby, without prior written approval of the other party, provided that Buyer and Seller may, if they mutually agree, issue or make an appropriate press release or public announcement after the Closing Date. In the event that this Agreement is terminated prior to Closing, Buyer agrees to return to Seller all correspondence and documents furnished by Seller or its Representatives, and agrees not to disclose or use for its own purposes any confidential or proprietary information of Seller that has been furnished to it by Seller or its Representatives.

     11.11 CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     11.12 ARBITRATION. Any controversy arising after the Closing out of or relating to this Agreement (including, without limitation, pursuant to Section 2.5 or 10.3), or relating to the breach hereof, shall be settled by arbitration conducted in Toronto, Ontario in accordance with the Arbitrations Act (Ontario), as amended. The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof. The arbitrator(s) shall possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne by the losing party unless otherwise allocated by the arbitrator(s). The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceedings, the parties shall continue to perform their respective obligations under this Agreement.

                                   ARTICLE XII

                                   BULK SALES

     12.1   BULK SALES

            12.1.1 BULK SALES. The parties acknowledge that this transaction may be subject to the BULK SALES ACT R.S.O. 1990, C.B. 14 (herein the "BULK SALES ACT"). It is agreed that:

                    12.1.1.1 Seller shall not be required to apply to a judge pursuant to section 3(1) of the BULK SALES ACT for an order exempting this transaction from the application of the BULK SALES ACT;

                    12.1.1.2 Seller shall deliver to Buyer, at or prior to the Closing, a statement verified by the affidavit of a senior officer of Seller in Form 1 to the BULK SALES ACT containing the information required by section 4(2) of the BULK SALES ACT (the "BSA STATEMENT");

                    12.1.1.3 Buyer waives compliance by Seller with the requirements of the BULK SALES ACT notwithstanding that the BSA Statement may disclose that the claims of the unsecured trade creditors of Seller exceed $2,500.00 but only if the claims of the secured trade creditors of Seller do not exceed a total of $2,500.00;

                    12.1.1.4 Seller shall defend, indemnify and save harmless Buyer from all claims of the secured and unsecured trade creditors of Seller and covenants to and agrees with Buyer that Seller, in the ordinary course of Seller's business, fully pay and satisfy the claims of all such creditors owing at the Closing Date. The foregoing notwithstanding, Buyer hereby agrees to cooperate with Seller with respect to defending any claims made by third parties with respect to the Bulk Sales Act arising as a result of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed on their respective behalf, by their respective officers hereunto duly authorized, all as of the day and year first above written.

INTERPRETEL (CANADA) INC.


By /s/ Gerald I. Quinn
   ---------------------------
Name: Gerald I. Quinn
Its: President


SOFTALK INC.


By /s/ A. Chris Lang
   ---------------------------
Name: A. Chris Lang
Its: President


WAVETECH INTERNATIONAL, INC.


By /s/ Gerald I. Quinn
   ---------------------------
Name: Gerald I. Quinn
Its: President

                       Exhibits are intentionally omitted





                                       33